                                                            EXHIBIT 23.1



                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our report in this Form 8-K, as it relates to Cellular 2000 (A Partnership). It should be noted that we have not audited any financial statements of Cellular 2000 (A Partnership) subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.


                                     /s/ Holliday, Lemons, Thomas & Cox, P.C.

Texarkana, Texas
April 9, 1998